       COVER


U. S. Securities And Exchange Commission
Washington, D.C. 20549









                                 Form 8-K






Current Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): April 14, 1998


Commission File Number 1-8612





                           Ameritech Corporation






                              a Delaware Corporation
                              30 South Wacker Drive
                              Chicago, Illinois 60606
                              I.R.S. Employer Identification Number 36-3251481



                              Telephone number (800)257-0902

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Item 7. Financial Statements and Exhibits

     Ameritech today reported record first-quarter revenues and its 18th consecutive quarter of double-digit profit growth before one-time items. Major growth drivers for the quarter were strong volume and customer gains across Ameritech's U.S. operations combined with expanded contributions from the company's extensive European investments.

     Revenues climbed 7.1% to a first-quarter record of $4.13 billion, up from $3.86 billion in the first quarter of 1997. First-quarter earnings per share on a diluted basis grew 10.4% to 53 cents, up from 48 cents a year ago, and basic earnings per share increased 10.2% to 54 cents, up from 49 cents a year ago, both before one-time items. Net income advanced 10.1% to $590 million before one-time items, up from $536 million in the first quarter of 1997.

     Ameritech's first-quarter growth was highlighted by:

 o 21% growth in sales of call management services such as Caller ID, call waiting and voice messaging.

 o 4.3% annual increase in access lines to 20.8 million-including a 12.7% increase in additional lines and a 63% increase in ISDN lines.

 o 23.5% annual growth in cellular customers to 3.3 million. Ameritech added 636,000 cellular customers over the past 12 months.

     Ameritech's significant investments in international businesses contributed one-fourth of the company's earnings growth in the quarter. With major strategic investments in Belgium, Denmark and Hungary, Ameritech is the largest foreign investor in European telecommunications, with a portfolio valued at $7.5 billion.

     In January, Ameritech completed its $3.1 billion investment for an eventual 42% equity stake in Tele Danmark (NYSE: TLD), the national communications company in Denmark. Since announcement of Ameritech's investment in Tele Danmark on October 27, 1997, Tele Danmark's stock price has increased more than 70%.

     In April, Ameritech completed the sale of its 24.95% stake in Telecom Corporation of New Zealand Limited (NYSE: NZT) through a global offering. Total proceeds are expected to be $2.1 billion. As a result of the sale, Ameritech expects to record a one-time gain in the second quarter of 1998.

     In March, Ameritech outlined plans to reduce cumulative operating expenses over the next five years by $3 billion. In the first quarter, Ameritech recorded a one-time after-tax charge of $64 million for restructuring costs, which are part of that cost containment program. Results for the quarter also included a previously reported one-time after-tax non-cash accounting charge of $34 million for currency-related fair value adjustments related to Ameritech's investment in Tele Danmark. Including these charges, reported first quarter earnings per share were 44 cents on a diluted basis, 45 cents basic, and net income was $492 million.

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in millions, except per share amounts)

                                                Three Months Ended
                                                     March 31             %
                                              1998(1)       1997(1)     Change
                                            (Unaudited)   (Unaudited)

      Revenues                                 $4,133       $3,859      7.1%
      Operating expenses (2)                    3,228        2,947      9.5%
      Operating income                            905          912     (0.8)%
      Other income, net (3)                        51           65    (21.5)%
      Interest expense                            175          125     40.0%
      Income before income taxes                  781          852     (8.3)%
      Income taxes                                289          316     (8.5)%
      Net income                               $  492       $  536     (8.2)%

      Average common shares
          outstanding  (000)                1,099,650    1,101,054     (0.1)%
      Dilutive potential
          common shares (000)                   8,968        4,703      n/m
      Average shares with dilution (000)    1,108,618    1,105,757      0.3 %

     Basic earnings per common share            $0.45        $0.49     (8.2)%
      Diluted earnings per common share         $0.44        $0.48     (8.3)%

      Dividends declared per
         common share                           $0.30      $0.2825     6.2%

      n/m - not meaningful

      (1) Income before one-time items rose 10.1 percent to $590 million from $536 million in the first quarter of 1997. Diluted earnings per share before one-time items grew 10.4 percent to $0.53 per share, up from $0.48 per share in the first quarter of 1997. See notes (2) and (3) for details of the one-time items reflected in 1998.

      (2) Results for the first quarter of 1998 include a pretax charge of $104 million ($64 million after-tax, or $0.06 per share) for a restructuring charge related to the recently announced $3 billion cost containment program.

      (3) Results for the first quarter of 1998 also include a pretax charge of $54 million ($34 million after-tax, or $0.03 per share) for a currency-related fair-value adjustment in conjunction with our January 1998 investment in Tele Danmark.

                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Dollars in millions)



                                                                      Change
                                                                       from
                                            March 31    Dec. 31       Dec. 31
                                              1998        1997         1997
      ASSETS                              (Unaudited)

      Current assets                         $ 3,966     $ 4,549     $  (583)
      Property, plant and equipment           13,900      13,873          27
      Investments, primarily international     4,741       1,751       2,990
      Other assets and deferred charges        5,346       5,166         180
      Total assets                           $27,953     $25,339     $ 2,614

     LIABILITIES AND SHAREOWNERS' EQUITY

      Debt maturing within one year          $ 2,893     $ 3,036     $  (143)
      Other current liabilities                4,393       4,205         188
      Long-term debt                           7,019       4,610       2,409
      Deferred credits and
          other long-term liabilities          5,121       5,180         (59)
      Shareowners' equity                      8,527       8,308         219
      Total liabilities and
         shareowners' equity                 $27,953     $25,339     $ 2,614


                        SELECTED FINANCIAL AND OPERATING DATA
                                     (Unaudited)
                                (Dollars in millions)

                                            March 31,     March 31,       %
                                              1998          1997       Change

     Debt ratio                                53.8%         47.2%      13.9%
      Customer lines (000's)                  20,751        19,895       4.3%

      Employees                               72,944        66,403       9.8%
      Telephone company employees             51,393        50,015       2.8%
      Customer lines per telephone
         company employee                        404           398       1.5%

      Return on average
         equity - annualized                    26.3%         27.3%     (3.7)%
      Return on average total
         capital - annualized                   15.6%         16.9%     (7.7)%

      Construction activity                  $   663        $  533      24.4%

                                 SIGNATURE

     Under the requirements of the Securities and Exchange Act of 1934, an authorized company official has signed this report on our behalf.


Dated: April 14, 1998

                                   Ameritech Corporation


                                   By: /s/ Bruce B. Howat
                                       Secretary